Exhibit 99.1

October 15, 2004

Re: Wells Real Estate Fund I Update

Dear Fund I B Investor:

We would like to take this opportunity to update you on your investment in Wells Real Estate Fund I (“Wells Fund I”), including specific information on the portfolio. Due to pending litigation, our communication efforts have been limited; however, at this time we feel it is prudent to update all investors on the legal proceedings, including the Order dismissing the Johnston action, which is subject to appeal, and the Order approving the voluntary dismissal in the Hendry action, and related matters. Both Johnston and Hendry are discussed in more detail below.

Tender Offer – B Unit Holders

We recently became aware that in a tender offer letter dated September 22, 2004, Sutter Capital Management on behalf of Sutter Opportunity Fund 3, LLC (“Sutter”), offered to purchase B units at $27 per unit.

Enclosed with this letter is a letter that specifically addresses the tender offer. Please read it carefully prior to making your decision.

Portfolio Update

Wells Fund I has moved from the “positioning-for-sale” phase into the “disposition-and-liquidation” phase of its life cycle. The sale of Peachtree Place on June 18, 2004, evidences our continuing efforts to liquidate the portfolio.

From the inception of Fund I through today, investors in A units have received distributions from operations of approximately $224 per unit, and investors in B units have been allocated tax losses from operations equal to approximately $250 per unit.

As indicated in the Form 10-Q for the second quarter of 2004, except for reinvestment of net sale proceeds and after the payment or reserves allowed for Partnership debts and liabilities (including without limitation the deferred management fees owed to Wells Management in the amount of approximately $2,860,000), and after the establishment of reserves which the General Partners, in their sole discretion, deem reasonably necessary, as of June 30, 2004, there were net sale proceeds of approximately $7,000,000 available for distribution to limited partners. Currently these funds are being held in a separate interest-bearing bank account. As more fully set forth therein, the partnership agreement provides that the net sale proceeds are to be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, after allocation of the Gain on Sale. Due to pending litigation, however, the Partnership is not in a position to distribute net sale proceeds until final resolution of the litigation described in the Form 10-Q. An update on the litigation is described below.

As reported in the second quarter Form 10-Q, as of June 30, 2004, there were 98,716 A units outstanding and 42,568 B units outstanding.

Property Transactions

To date, four properties have been sold: Peachtree Place (2000 and 2004); Crowe’s Crossing (2001); Cherokee Commons (2001); and the retail portion of Heritage Place (2003). As of July 2004, three properties remain in the Fund I portfolio: Black Oak Plaza, the office portion of Heritage Place, and Paces Pavilion.

Sale of 3867 Peachtree Place Building

On June 18, 2004, we completed the sale of 3867 Peachtree Place in Norcross, Georgia, for a gross sales price of $1,030,000. The Partnership has reserved distributions to limited partners in order to fund lease-up costs anticipated to be needed in connection with increasing the occupancy of Paces Pavilion, Black Oak Plaza, and Heritage Place as we market these properties, and for additional legal costs anticipated to be required in connection with the litigation discussed below.

Legal Proceedings

The following is a brief summary of recent events regarding legal proceedings involving Fund I. For a complete synopsis, please refer to the enclosed document on legal proceedings, your December 31, 2003 Form 10-K, which you received earlier this year, or the more recent quarterly SEC filings on Form 10-Q, which can be found at www.wellsref.com.

Roy Johnston versus Wells Real Estate Fund I

The judge ruled to dismiss this case in its entirety in an Order dated May 7, 2004. The case is pending an appeal following the notice of appeal filed by the plaintiff on June 4, 2004. Attached is a more complete description of the proceedings in this lawsuit.

Hendry et al. versus Leo F. Wells, III et al.

The judge approved the plaintiffs’ voluntary dismissal of this action in an Order dated June 3, 2004. Attached is a more complete description of the proceedings in this lawsuit.

We hope this update has been helpful to you, and we will continue to correspond with you as appropriate. Wells’ Investor Services Specialists are available to you for any questions or service issues and may be reached at 800-557-4830. For your convenience, our extended service hours are Monday through Thursday from 8:15 a.m. to 7:30 p.m. and Friday 8:15 a.m. to 5:30 p.m., Eastern time.

Sincerely,

Leo F. Wells III

General Partner

Enclosures

cc: Financial Representative

Wells Real Estate Fund I

LEGAL PROCEEDINGS

RECENT EVENTS

In Hendry, on or about May 19, 2004, plaintiffs filed a Motion to Permit Voluntary Dismissal. On May 20, 2004, the Wells Defendants filed a Notice of Consent to Plaintiffs’ Motion to Permit Voluntary Dismissal. By Order dated June 3, 2004, the Court granted plaintiffs’ Motion to Permit Voluntary Dismissal, and ordered their Complaint dismissed without prejudice.

On June 18, 2004, the defendants, including Wells Real Estate Fund I, filed a motion to recover their attorneys’ fees and costs from the plaintiffs and their counsel. The Court held a hearing on part, but not all, of the issues raised in that motion on August 3, 2004, and took the matter under advisement without ruling on any part of the motion.

HISTORICAL OVERVIEW

On January 17, 2003, the Partnership was served with a putative class action by a limited partner holding Class B units, on behalf of all limited partners holding Class B units as of January 15, 2003, that seeks equitable relief with regard to the rights and obligations of all the Partnership’s limited partners and general partners under the partnership agreement. This litigation was filed in the Superior Court of Gwinnett County, Georgia (Roy Johnston v. Wells Real Estate Fund I, Civil Action No. 03-A00525-6) (the “Johnston Action”). The plaintiff in the Johnston Action generally alleges that the terms of the partnership agreement, as it relates to the allocation and distribution of net sale proceeds, are inconsistent with the original intent of the parties. The plaintiff alleges that the original intent was that limited partners holding Class B units would have a priority in payment of cash distributions of net sale proceeds to bring them even with the amount of cash distributions previously made to limited partners holding Class A units. The Johnston Action seeks, among other things, to have the Partnership’s partnership agreement equitably reformed consistent with the alleged original intent or, in the alternative, to have the investments made by limited partners holding Class B units equitably rescinded, and requests an injunction prohibiting the General Partners of the Partnership from distributing net sales proceeds until the resolution of the action.

On April 15, 2003, several limited partners holding Class A units filed a motion to intervene in the Johnston Action on the grounds that Mr. Johnston seeks relief that would be detrimental to limited partners holding Class A units, and that judgment in favor of Mr. Johnston would impair or impede the Class A unit holders’ ability to protect their interests. The Partnership then filed its answer, a counterclaim seeking a declaratory judgment and an interpleader action, and a motion to join the intervenor Class A unit holders and recast the action as one in interpleader. In its counterclaim, the Partnership seeks a declaratory judgment as to how net sale proceeds should be distributed as between limited partners holding Class A units and limited partners holding Class B units.

On June 27, 2003, the Court entered an order granting the motion to intervene previously filed by certain limited partners holding Class A units (the “A Unit Holder Defendants”). On July 29, 2003, the A Unit Holder Defendants filed a cross-claim against the Partnership seeking that the Partnership be required and directed to disburse funds in accordance with the partnership documents.

On or about October 16, 2003, all of the A Unit Holder Defendants other than John Weiss (“Defendant Weiss”) filed a Dismissal Without Prejudice in the action. On or about that same date, Defendant Weiss filed a motion to dismiss or in the alternative for summary judgment. On November 3, 2003, the Partnership filed a motion to dismiss or in the alternative for summary judgment.

On or about December 8, 2003, the plaintiff in the Johnston action filed a Motion to Conditionally Certify Class Action Claims. On or about December 10, 2003, Mr. Johnston filed a Motion for Partial Summary Judgment as to his Count II for Rescission.

The Court held a hearing on February 2, 2004. By Orders dated May 7, 2004, the Court granted summary judgment in favor of the Partnership and Defendant Weiss on grounds of statutes of limitation and laches.

On May 24, 2004, the Partnership filed a motion to recover its attorneys’ fees and expenses of litigation from plaintiff and his counsel.

On or about June 4, 2004, Defendant Weiss’ counsel moved the Court to award attorneys’ fees to them in the form of five percent of the Partnership’s Net Sale Proceeds. The Partnership has opposed that motion.

Also on or about June 4, 2004, the plaintiff filed a Notice of Appeal with respect to the May 7, 2004, Orders granting summary judgment.

On or about March 12, 2004, a putative class action complaint (the “Complaint”) was filed by four individuals (the “plaintiffs”) against the Partnership, and our General Partners, Leo F. Wells, III, Wells Capital, as well as Wells Investment Securities, Inc., and Wells Management (collectively, the “Wells Defendants”) (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791 2). The plaintiffs filed the Complaint purportedly on behalf of all limited partners holding B units of the Partnership as of January 15, 2003. The Complaint alleged, among other things, that (a) Mr. Wells, Wells Capital, Wells Investment Securities, Inc., and the Partnership negligently and fraudulently made false statements and material omissions in connection with the initial sale (September 6, 1984 - September 5, 1986) of the B units to investors of the Partnership by making false statements and omissions in sales literature relating to the distribution of net sale proceeds to holders of B units, among other things; (b) Mr. Wells, Wells Capital, and the Partnership negligently and fraudulently misrepresented and concealed disclosure of, among other things, alleged discrepancies between such statements and provisions in the partnership agreement for a period of time in order to delay such investors from taking any legal, equitable or other action to protect their investments in the Partnership, among other reasons; (c) Mr. Wells and Wells Management breached an alleged contract arising out of consent solicitations to the limited partners; and (d) Mr. Wells, Wells Capital, and the Partnership breached fiduciary duties to the limited partners.

The plaintiffs sought, among other remedies, the following: rescission of all purported class members’ purchases of B units and an order for a full refund of all money paid for such units together with interest; judgment against the Wells Defendants, jointly and severally, in an amount to be proven at trial; punitive damages; a declaration that the consent obtained as a result of an April 2002 consent solicitation is null and void; judicial dissolution of the Partnership and the appointment of a receiver to wind up and terminate the partnership; and an award to plaintiffs of their attorneys’ fees, costs, and expenses.

In Hendry, on or about May 19, 2004, plaintiffs filed a Motion to Permit Voluntary Dismissal. On May 20, 2004, the Wells Defendants filed a Notice of Consent to Plaintiffs’ Motion to Permit Voluntary Dismissal. By Order dated June 3, 2004, the Court granted plaintiffs’ Motion to Permit Voluntary Dismissal, and ordered their Complaint dismissed without prejudice.

On June 18, 2004, the defendants, including Wells Real Estate Fund I, filed a motion to recover their attorneys’ fees and costs from the plaintiffs and their counsel. The Court held a hearing on part, but not all, of the issues raised in that motion on August 3, 2004, and took the matter under advisement without ruling on any part of the motion.

As set forth above, by order dated June 3, 2004, the Court granted the plaintiffs’ Motion to permit voluntary dismissal and ordered the complaint in the Hendry case dismissed without prejudice.

October 15, 2004

Re: Recent Tender Offer From Sutter Capital Management

Dear Fund I B Investor:

We recently became aware that Sutter Opportunity Fund 3, LLC (“Sutter”) has offered to purchase your B units in Wells Real Estate Fund I (“Wells Fund I”) through a tender offer letter dated September 22, 2004.

Please understand that the General Partners neither authorize nor support Sutter’s tender offer. While we remain neutral and express no opinion with regard to Sutter’s tender offer, we do encourage you to consider all relevant facts related to any tender offer and make an informed investment decision. Since Sutter’s tender offer is what is commonly known as a “mini-tender offer,” we have enclosed for your consideration a publication from the U.S. Securities and Exchange Commission (“SEC”) entitled “Mini-Tender Offers: Tips for Investors,” which also is available on the SEC’s Web site at www.sec.gov/investor/pubs/minitend.htm.

Among other things, the enclosed SEC publication states that:

“ ‘Mini-Tender’ offers – tender offers for less than five percent of a company’s stock – have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.”

We have reviewed Sutter’s tender offer, and it is our belief that Sutter failed to adequately disclose substantial information required under the applicable SEC guidelines to protect investors, which includes, among others, the following information:

1.	Method of Determining the Offer Price: Sutter should have clearly summarized how the offer price was determined. If Sutter prepared a valuation for Wells Fund I, it should have disclosed the value along with the basis for the value. If Sutter decided not to perform a valuation analysis, you should know why. Sutter did not clearly disclose how it arrived at the tender offer price.

2.	Risk Factors: Sutter’s offering document should have prominently included a description of the risks of the transaction. These risk factors should have been presented clearly and concisely, for example in bullet form. Sutter failed to include clear and concise risk factors in its tender offer.

3.	Core Operations: Sutter should have disclosed certain information about the core operations of Wells Fund I similar to the information required by Items 14 and 15 of Form S-11. Sutter failed to disclose proper information about the core operations of Wells Fund I.

4.	Financial Information: Sutter should have disclosed, to the extent known, financial information about Wells Fund I similar to that required by Item 301 of Regulation S-K (selected financial data). Sutter failed to include adequate financial information regarding Wells Fund I.

5.	Target Recommendations: You should have been advised, before you make an investment decision, that additional, material information will come from the general partners of Wells Fund I. This disclosure is especially important in instances where withdrawal rights do not exist. Sutter should have disclosed that, if Wells Fund I is aware of the offer, Wells Fund I is required to give you its opinion on the tender offer. Sutter failed to include any such disclosure in its tender offer.

6.	Identity and Financial Wherewithal of Bidder: Sutter should have disclosed completely and accurately the identity of Sutter including control persons and promoters. In addition, Sutter should have disclosed whether it had sufficient available funds to consummate the offer. Sutter failed to include any such disclosure in its tender offer.

In addition, Sutter’s “Assignment Form” included with the tender offer contains many qualifications and contingencies that you should carefully read before you make any decisions related to the sale of your units. If you are in a position where you feel that you must sell your units at this time, we would be happy to assist you by providing you with a list of secondary market vendors along with their toll-free numbers. Please be aware, however, that these secondary markets may offer discounted prices. Of course, any request for a transfer of limited partnership units will be honored as long as SEC rules and regulations are followed and the transfer is in compliance with the Wells Fund I partnership agreement.

Again, we are remaining neutral and express no opinion with regard to Sutter’s tender offer.

Wells’ Investor Services Specialists are available to you for any questions or service issues and may be reached at 800-557-4830. For your convenience, our extended service hours are Monday through Thursday from 8:15 a.m. to 7:30 p.m. and Friday 8:15 a.m. to 5:30 p.m., Eastern time.

Sincerely,

Leo F. Wells III

General Partner

cc: Financial Representative

October 15, 2004

Re:	Recent Tender Offer From Sutter Capital Management

Dear Fund I A Investor:

We recently became aware that Sutter Opportunity Fund 3, LLC (“Sutter”) has offered to purchase your A units in Wells Real Estate Fund I (“Wells Fund I”) through a tender offer letter dated October 1, 2004.

Please understand that the General Partners neither authorize nor support Sutter’s tender offer. In fact, we recommend that you not accept Sutter’s tender offer. As your General Partner, we encourage you to consider all relevant facts related to any tender offer and make an informed investment decision. Since Sutter’s tender offer is what is commonly known as a “mini-tender offer,” we have enclosed for your consideration a publication from the U.S. Securities and Exchange Commission (“SEC”) entitled “Mini-Tender Offers: Tips for Investors,” which also is available on the SEC’s Web site at www.sec.gov/investor/pubs/minitend.htm.

Among other things, the enclosed SEC publication states that:

“ ‘Mini-Tender’ offers – tender offers for less than five percent of a company’s stock – have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.”

Again, we recommend that you not accept Sutter’s tender offer in part because it is our belief that Sutter has failed to adequately disclose substantial information required under applicable SEC guidelines to protect investors, which includes, among others, the following information:

1.	Method of Determining the Offer Price: Sutter should have clearly summarized how the offer price was determined. If Sutter prepared a valuation for Wells Fund I, it should have disclosed the value along with the basis for the value. If Sutter decided not to perform a valuation analysis, you should know why. Sutter did not clearly disclose how it arrived at the tender offer price.

2.	Risk Factors: Sutter’s offering document should have prominently included a description of the risks of the transaction. These risk factors should have been presented clearly and concisely, for example in bullet form. Sutter failed to include clear and concise risk factors in its tender offer.

3.	Core Operations: Sutter should have disclosed certain information about the core operations of Wells Fund I similar to the information required by Items 14 and 15 of Form S-11. Sutter failed to disclose proper information about the core operations of Wells Fund I.

4.	Financial Information: Sutter should have disclosed, to the extent known, financial information about Wells Fund I similar to that required by Item 301 of Regulation S-K (selected financial data). Sutter failed to include adequate financial information regarding Wells Fund I.

5.

Target Recommendations: You should have been advised, before you make an investment decision, that additional, material information will come from the general partners of Wells Fund I. This disclosure is especially important in instances where withdrawal rights do not exist. Sutter should have disclosed that, if Wells Fund I is aware of the offer, Wells Fund I is required to give you its opinion on the tender offer. Sutter failed to include any such disclosure in its tender offer.

6.	Identity and Financial Wherewithal of Bidder: Sutter should have disclosed completely and accurately the identity of Sutter including control persons and promoters. In addition, Sutter should have disclosed whether it had sufficient available funds to consummate the offer. Sutter failed to include any such disclosure in its tender offer.

As you can see, it is our belief that Sutter was deficient in many material ways in making the disclosures required under the applicable SEC guidelines in its tender offer to you. In addition, Sutter’s “Assignment Form” included with the tender offer contains many qualifications and contingencies that you should carefully read before you make any decisions related to the sale of your units. If you are in a position where you feel that you must sell your units at this time, you should be aware that there may be more attractive options available to you. We would be happy to assist you by providing you with a list of secondary market vendors along with their toll-free numbers. Please be aware, however, that these secondary markets may offer discounted prices. Of course, any request for a transfer of limited partnership units will be honored as long as SEC rules and regulations are followed and the transfer is in compliance with the Wells Fund I partnership agreement.

Again, we recommend that you not accept Sutter’s tender offer. Although Wells Management Company, Inc., an affiliate of the General Partners, continues to receive property management and leasing fees in connection with the remaining properties owned by Wells Fund I, your decision on whether or not to transfer your units will have no direct financial impact on the General Partners or their affiliates.

Wells’ Investor Services Specialists are available to you for any questions or service issues and may be reached at 800-557-4830. For your convenience, our extended service hours are Monday through Thursday from 8:15 a.m. to 7:30 p.m. and Friday 8:15 a.m. to 5:30 p.m., Eastern time.

Sincerely,

Leo F. Wells III
General Partner

cc:	Financial Representative